                                                                   EXHIBIT 10.9

                              CONVERSION AGREEMENT


                                                               __________, 1998

First Coastal Bancshares
275 Main Street
El Segundo, California 90245


Ladies and Gentlemen:

     The undersigned, the holder of ________ shares of Series A 10% Cumulative Convertible Preferred Stock, without par value (the "Series A Preferred Stock"), of First Coastal Bancshares (the "Company"), hereby confirms his intention to convert such shares on accordance with their terms into shares of common stock, without par value, of the Company.

     The undersigned agrees to convert all such shares of Series A Preferred Stock into the Company's common stock no later than the Effective Time of the Merger, as defined in the Agreement and Plan of Reorganization by and among the Company, First Coastal Bank, N.A. and American Independent Bank, N.A., and is conditioned upon the consummation of such merger. Nevertheless, the undersigned reserves its right to convert its shares of Series A Preferred Stock, at its option, if such condition is not met.

     The undersigned represents that it has valid title or authority to convert such shares of Series A Preferred Stock, and the Company represents that upon the valid surrender of the Series A Preferred Stock for conversion in accordance with its terms, the shares of common stock shall be duly authorized, validly issued, fully paid and non-assessable.

     The undersigned acknowledges that he has been informed of the Company's intention to call the Series A Preferred Stock for redemption on or prior to March 31, 1999. The undersigned further acknowledges that, as a shareholder of the Company and a member of California Community LLC, the Company's largest shareholder, the undersigned wishes to enter into this agreement in order to assist the Company in its acquisition of American Independent Bank and its offering of the units. The undersigned understands that the Company will be relying upon this agreement in connection with the preparation of a registration statement filed with the Securities and Exchange Commission relating to the offering and sale of units consisting of common stock and trust preferred securities.

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the undersigned.



                                       Very truly yours,



                                       _____________________________________
                                       Name:


Agreed and Accepted:


FIRST COASTAL BANCSHARES


By: ________________________________
    Don M. Griffith
    Chief Executive Officer













                                      -2-